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STAPLES, INC. AND SUBSIDIARIES
EXHIBIT 12.1
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                                                FISCAL YEAR ENDED                          3 MONTHS ENDED
                                                1/30/93    1/29/94    1/28/95     2/3/96      2/1/97           5/3/97

Consolidated pre-tax income prior to
  extraordinary items                           $31,218    $32,352    $63,905    $119,845    $173,041         $13,781

Interest portion of rental expense               13,058     16,529     23,569      31,538      40,815          12,158

Net interest expense, including amortization
  of deferred issuance costs                      5,092      7,093     11,037      31,353      53,458           6,167

Less: interest capitalized                                                                       (611)           (314)
                                                -----------------------------------------------------         -------
     Earnings                                   $49,368    $55,974    $98,511    $182,736    $266,703         $31,792
                                                =====================================================         =======
Interest portion of rental expense              $13,058    $16,529    $23,569    $ 31,538    $ 40,815         $12,158

Net interest expense, including amortization
  of deferred issuance costs                      5,092      7,093     11,037      31,353      53,458           6,167
                                                -----------------------------------------------------         -------
     Fixed Charges                              $18,150    $23,622    $34,606    $ 62,891    $ 94,273         $18,325
                                                =====================================================         =======
     Ratio of Earnings to Fixed Charges            2.72       2.37       2.85        2.91        2.83            1.73
                                                =====================================================         =======


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